                                                                  Rule 424(b)(3)
                                                                       333-55945

                               BRIGHTPOINT, INC.

                      Supplement dated August 18, 1998 to
                         Prospectus dated July 2, 1998

          The following table sets forth certain updated information to the information contained under the caption "Selling Holders" in the July 2, 1998 Prospectus concerning the beneficial ownership of LYONs by the Selling Stockholders named below and the principal amount of LYONs which may be offered and sold by such Selling Stockholders pursuant to the Prospectus.

                                                   Principal
                                                   Amount of
                                                   LYONs
                                                   Beneficially
                                                   Owned And
                                                   That May Be
                                                   Offered
Selling Holder(1)                                  Hereby(1)
-----------------                                  ---------
HBK Cayman L.P.                                      $13,715,000

HBK Offshore Fund Ltd.                                26,785,000

OCM Convertible Trust                                  7,895,000

TQA Vantage Plus Fund, Ltd.                              500,000

The Travelers Indemnity Company                        5,832,000

The Travelers Insurance Company                        3,751,000

The Travelers Life & Annuity Company                     417,000



  (1) The information provided by the Selling Stockholders listed herein is as of July 2, 1998.